UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 9, 2010

Pacific Biomarkers, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 West Harrison St., Seattle, Washington		98119
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-298-0068

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement

On December 9, 2010, Pacific Biomarkers, Inc. (the “Company”) entered into Amendment No. 2 to its Loan and Security Agreement with Terry M. Giles. The Loan and Security Agreement was originally entered into on September 1, 2009 in connection with a $4 million loan from Mr. Giles to the Company. The Amendment is effective as of December 1, 2010.

The effect of the Amendment is as follows:

(i)	to decrease the interest rate on the Remaining Amount (as defined in the Note) from 12.0% to 11.5% and to adjust the amortization schedule accordingly;

(ii)	to add an event of default for a Change of Control, in the event that a majority of the directors on the Board changes following a person or group owning 25% or more of the voting stock of the Company.

A copy of Amendment No. 2 to the Loan and Security Agreement is included as Exhibit 10.1 to this Form 8-K. The summary above is qualified in its entirety to the actual text of the Amendment.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

At a meeting of the Board of Directors on December 13, 2010, the Board approved an amendment to the Company’s Bylaws to increase the stockholder percentage needed to call a special meeting of stockholders. As amended, a stockholders meeting may be called by stockholders only upon the request of holders of 75% of the issued and outstanding shares entitled to vote. The amendment is set forth in Article I, Section 2 of the Bylaws. A complete copy of the Bylaws, as amended, is included as Exhibit 3.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No. Description

3.1	Bylaws of the Company, as amended December 13, 2010
10.1	Amendment No. 2 to Loan and Security Agreement, effective December 1, 2010, between Pacific Biomarkers, Inc. and Terry M. Giles

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biomarkers, Inc.

December 14, 2010	By:	/s/ Ronald R. Helm

Name: Ronald R. Helm
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

3.1	Bylaws of the Company, as amended December 13, 2010
10.1	Amendment No. 2 to Loan and Security Agreement, effective December 1, 2010, between Pacific Biomarkers, Inc. and Terry M. Giles